Exhibit 99.1

Intercontinental Exchange Reports Third Quarter 2026

•	3Q26 net revenues of $2.8 billion, +15% y/y

Jeff Sprecher,

ICE Chair & Chief Executive Officer, said,

"We're pleased to report the best third quarter in ICE's history, with revenues, operating income and earnings per share each growing by double digits. Our customers come to ICE to manage risk, to connect with one another, to access our data and to run critical parts of their business on our platforms. They want to trade, hedge and access data whenever markets are moving, and we're building our networks to meet them there. Looking ahead, we'll keep expanding our markets, data and technology to meet our customers' needs, and we enter the fourth quarter with strong momentum."

•	3Q26 GAAP diluted earnings per share (EPS) of $1.67, +18% y/y

•	3Q26 adj. diluted EPS of $2.02, +18% y/y

•	3Q26 operating income of $1.4 billion, +20% y/y; adj. operating income of $1.7 billion, +19% y/y

•	3Q26 operating margin of 51%; adj. operating margin of 61%

•	Through September 30, 2026, returned $2.5 billion to stockholders, including $1.6 billion in share repurchases

ATLANTA & NEW YORK, October 29, 2026 - Intercontinental Exchange (NYSE: ICE), a leading global provider of technology and data, today reported financial results for the third quarter of 2026. For the quarter ended September 30, 2026, consolidated net income attributable to ICE was $940 million on $2.8 billion of consolidated revenues, less transaction-based expenses. Third quarter GAAP diluted EPS were $1.67. Adjusted net income attributable to ICE was $1.1 billion in the third quarter and adjusted diluted EPS were $2.02. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "Through the first nine months of the year, we've delivered record revenues, adjusted operating income and adjusted earnings per share, underscoring the strength and durability of our business model. Our strong and growing cash flows enabled us to return a record $2.5 billion to stockholders year to date, including a record $1.6 billion of share repurchases, while continuing to invest in strategic growth initiatives. As we look to the balance of the year and into 2027, we expect to continue returning capital to stockholders alongside our deleveraging plan following the close of MarketAxess, extending our track record of growth and value creation."

Third Quarter 2026 Business Highlights

Third quarter consolidated net revenues were $2.8 billion including exchange net revenues of $1.5 billion, fixed income and data services revenues of $674 million and mortgage technology revenues of $549 million. Consolidated operating expenses were $1.4 billion for the third quarter of 2026. On an adjusted basis, consolidated operating expenses were $1.1 billion. Consolidated operating income for the third quarter was $1.4 billion, and the operating margin was 51%. On an adjusted basis, consolidated operating income for the third quarter was $1.7 billion, and the adjusted operating margin was 61%.

$ (in millions)	Net Revenues	Op Margin	Adj Op Margin
	3Q26
Exchanges	$1,542	75%	76%
Fixed Income and Data Services	$674	36%	46%
Mortgage Technology	$549	2%	40%
Consolidated	$2,765	51%	61%

	3Q26	3Q25	% Chg
Recurring Revenues	$1,365	$1,275	7%
Transaction Revenues, net	$1,400	$1,136	23%

Exchanges Segment Results

Third quarter exchange net revenues were $1.5 billion. Exchange operating expenses were $390 million, and adjusted operating expenses were $373 million in the third quarter. Segment operating income for the third quarter was $1.2 billion, and the operating margin was 75%. On an adjusted basis, operating income was $1.2 billion, and the adjusted operating margin was 76%.

$ (in millions)	3Q26	3Q25	% Chg	Const Curr(1)
Revenues, net:
Energy	$603	$482	25%	26%
Ags and Metals	83	51	62%	62%
Financials(2)	190	139	37%	37%
Cash Equities and Equity Options, net	132	105	25%	25%
OTC and Other(3)	112	99	13%	14%
Data and Connectivity Services	292	264	10%	10%
Listings	130	125	4%	4%
Segment Revenues	$1,542	$1,265	22%	22%

Recurring Revenues	$422	$389	8%	8%
Transaction Revenues, net	$1,120	$876	28%	28%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q25, 1.3488 and 1.1689, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & Other includes net interest income and fees on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, exchange member fees, bilateral trading fees, non-exchange execution revenue, electronic trade document confirmation services, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Third quarter fixed income and data services revenues were $674 million. Fixed income and data services operating expenses were $429 million, and adjusted operating expenses were $365 million in the third quarter. Segment operating income for the third quarter was $245 million, and the operating margin was 36%. On an adjusted basis, operating income was $309 million, and the adjusted operating margin was 46%.

$ (in millions)	3Q26	3Q25	% Chg	Const Curr(1)
Revenues:
Fixed Income Execution	$34	$33	5%	5%
CDS Clearing	102	90	12%	13%
Fixed Income Data and Analytics	336	311	8%	8%
Data and Network Technology	202	184	10%	10%
Segment Revenues	$674	$618	9%	9%

Recurring Revenues	$538	$495	9%	9%
Transaction Revenues	$136	$123	10%	11%

(1) Revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 3Q25, 1.3488 and 1.1689, respectively.

Mortgage Technology Segment Results

Third quarter mortgage technology revenues were $549 million. Mortgage technology operating expenses were $536 million, and adjusted operating expenses were $330 million in the third quarter. Segment operating income for the third quarter was $13 million, and the operating margin was 2%. On an adjusted basis, operating income was $219 million, and the adjusted operating margin was 40%.

$ (in millions)	3Q26	3Q25	% Chg
Revenues:
Origination Technology	$189	$188	1%
Closing Solutions	60	58	4%
Servicing Software	229	216	6%
Data and Analytics	71	66	6%
Segment Revenues	$549	$528	4%

Recurring Revenues	$405	$391	4%
Transaction Revenues	$144	$137	4%

Other Matters

•	Operating cash flow through the third quarter of 2026 was $4.5 billion and adjusted free cash flow was $3.7 billion.
•	Unrestricted cash was $936 million and outstanding debt was $23.3 billion as of September 30, 2026.
•	Through the third quarter of 2026, ICE repurchased $1.6 billion of its common stock and paid $884 million in dividends.
•	On October 21, 2026, the Department of Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), effective as of October 21, 2026, satisfying the HSR Act condition in ICE’s acquisition of MarketAxess Holdings Inc. The merger remains subject to the remaining customary closing conditions and approvals and the receipt of other required regulatory approvals. Based on the HSR Act approval, ICE now expects the merger to close in the first quarter of 2027 ahead of the first-half of 2027 timeline ICE announced in July.

Updated Financial Guidance

	GAAP	Non-GAAP
2026 Exchange Recurring Revenue (% growth)	9%
2026 Fixed Income & Data Services Recurring Revenue (% growth)	8%
4Q26 Operating Expenses	$1.317 - $1.327 billion	$1.082 - $1.092 billion(1)
4Q26 Non-Operating Expense	$170 - $180 million	$175 - $185 million(2)
2026 Capital Expenditures	~$1.050 billion
4Q26 Weighted Average Shares Outstanding	558 - 563 million

(1) 4Q26 non-GAAP operating expenses excludes amortization of acquisition-related intangibles.

(2) Adjusted non-operating expense excludes equity earnings from unconsolidated investees and net interest on pre-acquisition-related debt.

Earnings Conference Call Information

ICE will hold a conference call today, October 29, 2026, at 8:30 a.m. ET to review its third quarter 2026 financial results. A live audio webcast of the earnings call will be available on the company's website at www.ice.com in the investor relations section. Participants may also listen via telephone by dialing 833-461-5787 from the United States or 585-542-9983 from outside of the United States. Telephone participants are required to provide the participant entry number 272521750 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the fourth quarter 2026 earnings has been scheduled for February 4th, 2027 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
Revenues:	2026	2025	2026	2025
Exchanges	$7,286	$6,118	$2,407	$1,861
Fixed income and data services	1,976	1,811	674	618
Mortgage technology	1,645	1,569	549	528
Total revenues	10,907	9,498	3,630	3,007
Transaction-based expenses:
Section 31 fees	571	412	283	—
Cash liquidity payments, routing and clearing	1,928	1,659	582	596
Total revenues, less transaction-based expenses	8,408	7,427	2,765	2,411

Operating expenses:
Compensation and benefits	1,540	1,463	526	483
Professional services	109	120	37	39
Acquisition-related transaction and integration costs	102	51	49	9
Technology and communication	725	647	245	219
Rent and occupancy	72	64	25	23
Selling, general and administrative	222	219	74	77
Depreciation and amortization	1,172	1,171	399	387
Total operating expenses	3,942	3,735	1,355	1,237
Operating income	4,466	3,692	1,410	1,174
Other income/(expense):
Interest income	94	92	43	28
Interest expense	(630)	(599)	(222)	(192)
Other income, net	496	95	11	71
Total other income/(expense), net	(40)	(412)	(168)	(93)
Income before income tax expense	4,426	3,280	1,242	1,081
Income tax expense	1,063	772	286	250
Net income	$3,363	$2,508	$956	$831
Net income attributable to non-controlling interests	(52)	(44)	(16)	(15)
Net income attributable to Intercontinental Exchange, Inc.	$3,311	$2,464	$940	$816

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$5.87	$4.30	$1.68	$1.43
Diluted	$5.85	$4.28	$1.67	$1.42
Weighted average common shares outstanding:
Basic	564	573	561	572
Diluted	566	576	563	574

Consolidated Balance Sheets

(In millions)

	As of September 30, 2026 (Unaudited)	As of December 31, 2025
Assets:
Current assets:
Cash and cash equivalents	$936	$837
Short-term restricted cash and cash equivalents	4,226	748
Short-term restricted investments	1,005	629
Cash and cash equivalent margin deposits and guaranty funds	113,274	76,789
Invested deposits, delivery contracts receivable and unsettled variation margin	2,811	4,437
Customer accounts receivable, net	1,879	1,552
Prepaid expenses and other current assets	756	786
Total current assets	124,887	85,778
Property and equipment, net	2,972	2,691
Other non-current assets:
Goodwill	30,664	30,646
Other intangible assets, net	14,656	15,353
Long-term restricted cash and cash equivalents	260	240
Long-term restricted investments	136	141
Other non-current assets	3,455	2,038
Total other non-current assets	49,171	48,418
Total assets	$177,030	$136,887
Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$1,187	$1,078
Section 31 fees payable	94	—
Accrued salaries and benefits	386	455
Deferred revenue	416	204
Short-term debt	2,959	1,035
Margin deposits and guaranty funds	113,274	76,789
Invested deposits, delivery contracts payable and unsettled variation margin	2,811	4,437
Other current liabilities	174	118
Total current liabilities	121,301	84,116
Non-current liabilities:
Non-current deferred tax liability, net	4,133	3,998
Long-term debt	20,345	18,609
Accrued employee benefits	178	174
Non-current operating lease liability	685	635
Other non-current liabilities	411	364
Total non-current liabilities	25,752	23,780
Total liabilities	147,053	107,896
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	30	22
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	7	7
Treasury stock, at cost	(9,505)	(7,792)
Additional paid-in capital	16,952	16,643
Retained earnings	22,708	20,281
Accumulated other comprehensive loss	(263)	(224)
Total Intercontinental Exchange, Inc. stockholders’ equity	29,899	28,915
Non-controlling interest in consolidated subsidiaries	48	54
Total equity	29,947	28,969
Total liabilities and equity	$177,030	$136,887

Non-GAAP Financial Measures and Reconciliation

We use certain financial measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We use these measures in communicating certain aspects of our results and performance, including in our Quarterly Report on Form 10-Q, and believe that these measures, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for making period-to-period comparisons of results because the adjustments to GAAP are not reflective of our core business performance.These financial measures are not presented in accordance with, or as an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We encourage investors to review the GAAP financial measures included in our Quarterly Report on Form10-Q, including our consolidated financial statements, to aid in their analysis and understanding of our performance and in making comparisons. The tables below outline our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE, and adjusted diluted earnings per share attributable to ICE common stockholders, which are non-GAAP measures that are calculated by making adjustments for items we view as not reflective of our cash operations or core business performance.

Non-GAAP Liquidity Measures and Reconciliation

We consider free cash flow and adjusted free cash flow to be non-GAAP liquidity measures that provide useful information to management and investors to analyze cash resources generated from our operations. We believe that free cash flow and adjusted free cash flow are useful as the bases for comparing our performance to that of our competitors and demonstrates our ability to convert the reinvestment of capital expenditures and capitalized software development costs required to maintain and grow our business, as well as adjust for timing differences related to the payment of Section 31 fees. These non-GAAP liquidity measures are not presented in accordance with, or as an alternative to, GAAP liquidity measures and may be different from non-GAAP measures used by other companies. The table below presents free cash flow and adjusted free cash flow, including the related adjustments.

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Nine Months Ended September 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Total revenues, less transaction-based expenses	$4,787	$4,047	$1,976	$1,811	$1,645	$1,569	$8,408	$7,427
Operating expenses	1,154	1,064	1,188	1,108	1,600	1,563	3,942	3,735
Less: Amortization of acquisition-related intangibles	49	48	109	113	555	594	713	755
Less: Transaction and integration costs	—	—	28	—	70	48	98	48
Less/(Add): Regulatory matters	—	4	(10)	—	—	—	(10)	4
Adjusted operating expenses	$1,105	$1,012	$1,061	$995	$975	$921	$3,141	$2,928
Operating income	$3,633	$2,983	$788	$703	$45	$6	$4,466	$3,692
Adjusted operating income	$3,682	$3,035	$915	$816	$670	$648	$5,267	$4,499
Operating margin	76%	74%	40%	39%	3%	—%	53%	50%
Adjusted operating margin	77%	75%	46%	45%	41%	41%	63%	61%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended September 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Total revenues, less transaction-based expenses	$1,542	$1,265	$674	$618	$549	$528	$2,765	$2,411
Operating expenses	390	357	429	374	536	506	1,355	1,237
Less: Amortization of acquisition-related intangibles	17	16	36	38	186	195	239	249
Less: Transaction and integration costs	—	—	28	—	20	7	48	7
Adjusted operating expenses	$373	$341	$365	$336	$330	$304	$1,068	$981
Operating income	$1,152	$908	$245	$244	$13	$22	$1,410	$1,174
Adjusted operating income	$1,169	$924	$309	$282	$219	$224	$1,697	$1,430
Operating margin	75%	72%	36%	39%	2%	4%	51%	49%
Adjusted operating margin	76%	73%	46%	45%	40%	42%	61%	59%

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Net income attributable to ICE	$3,311	$2,464
Add: Amortization of acquisition-related intangibles	713	755
Add: Transaction and integration costs	98	48
(Less)/Add: Regulatory matters	(10)	4
Less: Net income from unconsolidated investees	(59)	(75)
Less: Fair value adjustments of equity investments	(452)	(35)
Add: Net interest expense on pre-acquisition-related debt	6	—
Less: Income tax effect for the above items	(77)	(180)
Add: Deferred tax adjustments on acquisition-related intangibles	18	45
Less: Other tax adjustments	—	(8)
Adjusted net income attributable to ICE	$3,548	$3,018

Diluted earnings per share attributable to ICE common stockholders	$5.85	$4.28

Adjusted diluted earnings per share attributable to ICE common stockholders	$6.27	$5.24

Diluted weighted average common shares outstanding	566	576

Adjusted Net Income Attributable to ICE and Diluted EPS

(In millions)

(Unaudited)

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Net income attributable to ICE	$940	$816
Add: Amortization of acquisition-related intangibles	239	249
Add: Transaction and integration costs	48	7
Less: Net income from unconsolidated investees	(16)	(40)
Less: Fair value adjustments of equity investments	—	(33)
Add: Net interest expense on pre-acquisition-related debt	6	—
Less: Income tax effect for the above items	(72)	(50)
(Less)/Add: Deferred tax adjustments on acquisition-related intangibles	(9)	39
Less: Other tax adjustments	—	(8)
Adjusted net income attributable to ICE	$1,136	$980

Diluted earnings per share attributable to ICE common stockholders	$1.67	$1.42

Adjusted diluted earnings per share attributable to ICE common stockholders	$2.02	$1.71

Diluted weighted average common shares outstanding	563	574

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025
Net cash provided by operating activities	$4,486	$3,387
Less: Capital expenditures	(318)	(207)
Less: Capitalized software development costs	(346)	(318)
Free cash flow	$3,822	$2,862
(Less)/Add: Section 31 fees, net	(94)	316
Adjusted free cash flow	$3,728	$3,178

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks that connect people to opportunity. We provide financial technology and data services across major asset classes helping our customers access mission-critical workflow tools that increase transparency and efficiency. ICE’s futures, equity, and options exchanges – including the New York Stock Exchange – and clearing houses help people invest, raise capital and manage risk. We offer some of the world’s largest markets to trade and clear energy and environmental products. Our fixed income, data services and execution capabilities provide information, analytics and platforms that help our customers streamline processes and capitalize on opportunities. At ICE Mortgage Technology, we are transforming U.S. housing finance, from initial consumer engagement through loan production, closing, registration and the long-term servicing relationship. Together, ICE transforms, streamlines and automates industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at https://www.ice.com/privacy-security-center/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 5, 2026. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

Category: Corporate

ICE Investor Relations Contact:

Steve Eagerton

+1 904 854 3683

steve.eagerton@ice.com

investors@ice.com

ICE Media Contact:

Rebecca Mitchell

+44 207 065 7804

rebecca.mitchell@ice.com

media@ice.com